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                          LORD ABBETT INVESTMENT TRUST

                                  AMENDMENT TO
                       DECLARATION AND AGREEMENT OF TRUST

         The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust previously designated the Lord Abbett Limited Duration U.S. Government Securities Series, to be designated the Class B Shares of such Series. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

         This instrument shall constitute an amendment to the Declaration.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of December, 2001.



/s/ Robert S. Dow                       /s/ E Thayer Bigelow
---------------------------             -----------------------------------
Robert S. Dow                           E. Thayer Bigelow


/s/ William H.T. Bush                   /s/ Robert B. Calhoun, Jr.
------------------------------------    --------------------------
William H.T. Bush                       Robert B. Calhoun, Jr.


/s/ Stewart S. Dixon                    /s/ Franklin W. Hobbs
------------------------------------    ------------------------
Stewart S. Dixon                        Franklin W. Hobbs


/s/ C Alan MacDonald                    /s/ Thomas J. Neff
---------------------------             -----------------------------------
C. Alan MacDonald                       Thomas J. Neff


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State of New Jersey        )
                           ) ss.
County of Hudson           )

         On December 12, 2001, there personally appeared before me the above-named individuals who severally acknowledged the foregoing instrument to be their free act and deed.

                              Before me


                              /s/Patricia J. Defilippis
                             --------------------------------------------
                              Notary Public

My commission expires

Patricia J. DeFilippis
Notary Public of New Jersey
Commission Expires 9/29/2005